UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2007
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     1. Bonuses Payable to Executive Officers for Fiscal 2006. On March 2, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Somaxon Pharmaceuticals, Inc. (the “Company”) approved cash bonus payments for the 2006 fiscal year to be paid to the Company’s executive officers pursuant to the Somaxon Pharmaceuticals, Inc. 2006 Incentive Plan (the “2006 Incentive Plan”). Under the terms of the 2006 Incentive Plan, each of the executive officers is entitled to receive a bonus ranging from zero to 150% of his or her target bonus based on the achievement of corporate and, in certain circumstances, individual performance goals. The target bonus for the Company’s Chief Executive Officer is equal to 40% of his base salary and the target bonus for the Company’s Vice Presidents is equal to 30% of their respective base salaries. The corporate performance goals were established by the Committee in March 2006 and included the achievement of performance targets with respect to clinical and product development activities, strategic transactions and administrative and corporate matters.
     The bonuses to be paid to the executive officers are as follows:

Name	Title	Amount of Bonus
Kenneth M. Cohen	President and Chief Executive Officer	$115,500
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	$74,493
Susan E. Dubé	Senior Vice President, Corporate and Business Development	$67,342
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	$67,160
Meg M. McGilley	Vice President and Chief Financial Officer	$61,281
Matthew W. Onaitis	Vice President and General Counsel	$36,544	(1)
Brian T. Dorsey	Vice President, Product Development	$35,545	(2)
Robert L. Jones	Vice President, Human Resources	N/A	(3)

(1)	Mr. Onaitis’ bonus was prorated based on the portion of the year that he was employed with the Company. Mr. Onaitis’ employment with the Company began in May 2006.

(2)	Because Mr. Dorsey was promoted from Executive Director to Vice President after September 30, 2006, Mr. Dorsey’s target bonus was 20% of his base salary, which is the target bonus payable to an Executive Director of the Company pursuant to the 2006 Incentive Plan.

(3)	Because Mr. Jones joined the Company after September 30, 2006, he was not eligible for a bonus for the 2006 fiscal year.
     For the 2006 fiscal year, the bonus to be paid to Mr. Cohen represents 90% of his target bonus, the bonus to be paid to Dr. Jochelson represents 95% of his target bonus, and the bonuses to be paid to the other executive officers represent 92% of their respective target bonuses.
     2. Adoption of Somaxon Pharmaceuticals, Inc. 2007 Incentive Plan for Fiscal 2007. Also on March 2, 2007, the Committee approved the Somaxon Pharmaceuticals, Inc. 2007 Incentive Plan (the “2007 Incentive Plan”). Pursuant to the 2007 Incentive Plan, the Company’s executive officers are eligible to receive bonuses ranging from zero to 150% of their target bonuses based on the achievement of corporate and, in certain circumstances, individual performance goals. The target bonus for the Company’s Chief Executive Officer is equal to 40% of his base salary and the target bonus for the Company’s Vice Presidents is equal to 30% of their respective base salaries. The corporate performance goals for 2007 were established by the Committee and include the achievement of performance targets with respect to the Company’s regulatory activities, strategic transactions, stock price performance and administrative and corporate matters.
     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the 2007 Incentive Plan, which is filed as an exhibit to this Current Report on Form 8-K.

     3. Base Salaries for Executive Officers. Also on March 2, 2007, the Committee established the base salaries to be paid to the Company’s executive officers effective as of March 1, 2007. In determining individual salaries, the Committee considers various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. The following new base salaries were established effective as of March 1, 2007:

Name	Title	Base Salary
Kenneth M. Cohen	President and Chief Executive Officer	$350,000
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	$278,250
Susan E. Dubé	Senior Vice President, Corporate and Business Development	$257,250
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	$257,250
Meg M. McGilley	Vice President and Chief Financial Officer	$236,250
Matthew W. Onaitis	Vice President and General Counsel	$225,000
Brian T. Dorsey	Vice President, Product Development	$215,000
Robert L. Jones	Vice President, Human Resources	$215,000
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2007 Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: March 7, 2007

	By: Name:	/s/ Kenneth M. Cohen Kenneth M. Cohen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Somaxon Pharmaceuticals, Inc. 2007 Incentive Plan